UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

STRATCAP DIGITAL INFRASTRUCTURE REIT, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

This email is to inform you that StratCap Digital Infrastructure REIT, Inc. (“DIR,” “the Company,” “we” or “us”) is sending a letter to stockholders, which is linked below, notifying stockholders that the board of directors of the Company (the “Board”) concluded its strategic alternatives review process and decided not to pursue a sale of the Company at this time. The Company’s primary objective remains maximizing stockholder value while managing its liabilities, capital structure, and liquidity. The Board will continue to evaluate alternatives, including potential asset sales, other strategic transactions, and potential special distributions or other returns of capital. As noted in the letter, the Board has not made a decision to pursue any particular alternative.

[LINK TO STOCKHOLDER LETTER]

Additionally, the Company is sending proxy materials to stockholders of record as of September 22, 2026 regarding the 2026 Annual Meeting of Stockholders of the Company that will be held on November 13, 2026, at 10:00 a.m. local time at 30 Rockefeller Plaza, Suite 2050, New York, NY 10112. The purposes of the meeting are to:

•	consider and vote upon the election of eight directors to hold office until the 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

•	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and

•	transact such other business as may properly come before the 2026 Annual Meeting of Stockholders or any adjournment or postponement thereof.

Please Encourage Your Clients To Vote

Reaching quorum is essential for the annual meeting to proceed, so we kindly ask that you encourage your DIR investors to cast their votes either by phone, internet, or in person. Click on the link below to view a copy of the proxy statement so you can better understand the details and inform your clients.

[LINK TO PROXY STATEMENT] [LINK TO SAMPLE BALLOT]

Investors who have consented to electronic delivery will receive the stockholder letter and proxy statement via e-mail. All others will receive a hard copy at their address of record.

Please note: The proxy statement and annual meeting only apply to stockholders of DIR and not unitholders of the Company’s operating partnership.

For more information, contact us at:

877-907-1148

Important Notice Regarding Forward-Looking Statements

This email contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are based on current expectations and assumptions that involve a number of risks and uncertainties, many of which are beyond the Company’s control. Actual results may differ materially from those expressed or implied in the forward-looking statements due to factors including, but not limited to, those described in the Company’s filings with the SEC. There can be no assurance that any transaction or other outcome will occur, that any transaction will be consummated on favorable terms, within expected time frames, or at all, or as to the timing or amount of any distributions or returns of capital to stockholders. You should not place undue reliance on any forward-looking statements, which speak only as of the date of this email. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of this email, except as required by law. This email does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor does it constitute a solicitation of a proxy, consent, or authorization with respect to any securities of the Company.

For Use By Financial Professionals Only. Not For Distribution To The Public.

This email and any attachments are intended solely for the recipient(s) and may contain confidential or privileged information. If you are not the intended recipient, please delete this email and notify the sender immediately. StratCap Securities, LLC is a member of FINRA and SIPC. StratCap Securities, LLC does not provide tax, legal, or accounting advice. Please consult appropriate professionals for such matters.

Note that DIR is closed to new investors and the share repurchase program remains suspended.

StratCap Securities, LLC

30 Rockefeller Plaza, Suite 2050 New York, NY 10112